(1)

44

PEAK RESORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended April 30, 2016, 2015 and 2014

(In thousands, except share and per share data)

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EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Timothy D. Boyd, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Peak Resorts, Inc. (the “Company”) for the fiscal year ended April 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

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Date: July 14, 2016	By: /s/ Timothy D. Boyd Name: Timothy D. Boyd Title: Chief Executive Officer

I, Stephen J. Mueller, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Peak Resorts, Inc. (the “Company”) for the fiscal year ended April 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

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Date: July 14, 2016	By: /s/ Stephen J. Mueller Name: Stephen J. Mueller Title: Chief Financial Officer